UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2022

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On October 28, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Quest Diagnostics Incorporated (the “Company”) approved an updated compensation package for Mr. Davis, reflecting Mr. Davis becoming Chief Executive Officer and President of the Company.

Effective November 1, 2022: (i) Mr. Davis’ base salary was increased to an annual rate of $1,100,000; (ii) his target annual incentive under the Company’s Senior Management Incentive Plan was increased to 150% of his annual base salary rate (for 2022, his annual incentive award will be pro-rated to reflect his service as CEO-Elect and thereafter as Chief Executive Officer and President); (iii) Mr. Davis will become a Schedule A Participant (rather than a Schedule B Participant) in the Company’s Executive Officer Severance Plan; (iv) Mr. Davis will be entitled to a transportation benefit (e.g., personal use of corporate aircraft; car and driver) in a maximum annual amount of $175,000; (v) Mr. Davis will be entitled to relocation benefits in accordance with the Company’s Tier V Relocation Policy; his maximum “Flexible Benefit” under the Policy will be $125,000 and the period in which he can use the Policy benefits will be 18 months; and (vi) Mr. Davis will be entitled to be reimbursed for up to $25,000 (grossed up) in legal or tax expenses in connection with his relocation. In addition, Mr. Davis will be subject to a share ownership guideline of six times (rather than four times) his annual base salary, and he will continue to be eligible for other benefits to which he is currently entitled.

The Committee also approved an equity grant for Mr. Davis, in connection with and upon his promotion effective November 1, 2022. The grant has a grant date fair value of $5,000,000 and was made pursuant to the Company’s Amended and Restated Employee Long-Term Incentive Plan. The grant consists of 60% performance shares and 40% restricted stock units, and does not provide for accelerated vesting upon qualifying retirement. The restricted stock units will cliff vest on the third anniversary of the grant date. The performance shares will vest on February 24, 2025, subject to continued service and achievement of the performance goals applicable to the performance shares, which are the same performance goals as included in the performance shares granted to the Company’s senior executives (including Mr. Davis) in February 2022. The other terms of this grant are substantially the same as those granted to the Company’s executive officers in February 2022.

Item 9.01. Financial Statements and Exhibits

d.	Exhibit

	10.1	Amended and Restated Quest Diagnostics Incorporated Executive Officer Severance Plan as amended November 1, 2022.

	104	The cover page from this current report on Form 8-K, formatted in Inline XBRL.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2022

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Deputy General Counsel and
Corporate Secretary